Exhibit 99.1

              TRANS CONTINENTAL ENTERTAINMENT GROUP, INC. ANNOUNCES
                                 OTCBB DELISTING

ORLANDO, FL (JULY 30, 2003) -- Trans Continental Entertainment Group, Inc. (OTCBB: TCTE) today announced that its shares of common stock have been removed from the OTC Bulleting Board listing due to the previously announced delay in filing the Company's Quarterly Report on Form 10-QSB for the period ended April 30, 2003. However the Company's stock is eligible for quotation on the National Quotation Service Bureau (the "pink sheets").

         On July 7, 2003, the Company announced the appointment of Grant Thornton LLP as its auditors to examine its consolidated financial statements for the year ended July 31, 2003, and the anticipated delays in the release of its third quarter financial results in order to allow the new auditors time to review its quarterly report on Form 10-QSB for the quarter ended April 30, 2003. In addition, that announcement indicated that the Company was in the process of reviewing the financial accounting and reporting treatment of its previously announced Agreement and Plan of Merger among the Company and Trans Continental Classics, Inc., and that it had asked its new auditor to review such business transaction and to confirm whether its prior interpretation of Statement of Financial Accounting Standards No. 141, Business Combinations, was appropriate in the circumstances.

         That review has recently been expanded to encompass a review of the Company's revenue recognition policies applied to Model Revenue and Franchise Revenue. Such review may result in a change in the Company's accounting policy with regards to these items and, if so, may result in the restatement of the Company's previously filed financial statements and periodic reports for the fiscal years 2002 and 2001, and subsequent interim periods. Accordingly, we advice the readers of the Company's financial statements not to place reliance on the previously filed financial statement until the Company completes its filings. The Company will make every feasible effort to complete such review and to file its quarterly report on Form 10-QSB for the period ended April 30, 2003 and any such restated information as soon as possible.

         As a result of the Company's inability to file its quarterly report on Form 10-QSB for the quarter ended April 30, 2003, before the expiration of the 30-day grace period provided by the OTCBB, the OTCBB announced on July 29, 2003, that it would cease quotation of the Company's common stock effective on July 30, 2003. Resumption of quotation on the OTCBB may be possible after the Company has filed all required periodic reports and three days subsequent to the application of a broker-dealer for resumption of quotation. Although the Company believes that an application by a broker-dealer for resumption of quotation will be made, there can be no assurance that such application, if made, will be approved. If the Company's shares are not approved for quotation in the OTC Bulletin Board, they will continue to be eligible for quotation on the National Quotation Service Bureau (the "pink sheets").

         Caution Concerning Forward-Looking Statements by Trans Continental Entertainment Group, Inc.: This document may include certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and factors affecting the integration of the businesses of Trans Continental Entertainment Group, Inc. More detailed information about these factors may be found in filings by Trans Continental Entertainment Group, Inc. with the Securities and Exchange Commission, including their most recent annual reports on Form 10-KSB and quarterly reports on Form 10-QSB. Trans Continental Entertainment Group, Inc. is under no obligation to, and expressly disclaim any such obligation to, update or alter their forward-looking statements, whether as a result of new information, future events, or otherwise.

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CONTACT: Mark Tolner
         407.253.5000
         mtolner@wscouts.com